REVOCABLE PROXY

MUTUALFIRST FINANCIAL, INC.
ANNUAL MEETING OF STOCKHOLDERS

June 11, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the Board of Directors of MutualFirst Financial, Inc. (the “Company”), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all of the shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”), to be held on Wednesday, June 11, 2008 at the Company’s main office, located at 110 E. Charles Street, Muncie, Indiana, and at any and all adjournments or postponements of the Meeting.  The Board of Directors recommends a vote "FOR" each of the listed proposals.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s)  If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

(Continued and to be signed on reverse side)

Please mark your votes like this
		FOR	WITHHOLD	FOR ALL EXCEPT
1.	The election of Linn A. Crull, Wilbur R. Davis and Jon R. Marler as directors of the Company, each for a term of three years.	□	□	□

Instructions: To vote for all nominees mark the box "FOR" with an "X."  To withhold your vote for all nominees mark the box "WITHHOLD" with an "X."  To withhold your vote for one or more nominees but not all nominees, mark the box "FOR ALL EXCEPT" with an "X" and write the name(s) of the nominee(s) on the following line for whom you wish to withhold your vote.

		FOR	AGAINST	ABSTAIN
2.
The approval of the issuance of shares of common stock of the Company in connection with the merger of MFB Corp. into MutualFirst Acquisition Corp., a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of January 7, 2008, by and among the Company,
MutualFirst Acquisition Corp. and MFB Corp., as it may be amended from time to time.
		□	□	□
3.	The approval of the MutualFirst Financial, Inc. 2008 Stock Option and Incentive Plan.	□	□	□
4.	The ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.	□	□	□
5.
Any proposal of the Company’s Board of Directors to adjourn or postpone the annual meeting of stockholders, if necessary, to permit the solicitation of additional proxies in the event there are not sufficient votes, in person or by proxy, to approve any of the above items.
		□	□	□

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting and a joint proxy statement-prospectus dated ________, 2008.

Signature_______________	Signature_______________	Dated _____________, 2008
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.